Exhibit 1.01

Conflict Minerals Report

I.	Introduction

This Conflict Minerals Report (this “Report”) of Digi International Inc. (“Company,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2022 to December 31, 2022.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products that contain the minerals specified in the Rule, which are necessary to the functionality or production of those products. The specified minerals, which we refer to in this report as the “conflict minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, or their derivatives, which are limited to tantalum, tin and tungsten. The “covered countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo (the “DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

We are a leading provider of machine-to-machine networking hardware and solutions that enable the connection, monitoring and control of local or remote physical assets by electronic means. These networking products and solutions can connect communication hardware to a physical asset, convey information about the asset’s status and performance to a computer system and then use that information to improve or automate one or more processes. As described in this Report, certain of the products we manufacture or contract to manufacture contain components that include conflict minerals that are necessary to the functionality or production of those products. In this Report, we refer to such products which were manufactured during calendar year 2022 as the “covered products.” The covered products are hardware products that generally include: embedded modules, gateways, adapter cards and device and terminal servers. Neither the software nor the services we sold to customers during calendar year 2022 are considered covered products as these products contain no conflict minerals.

Covered products contain components we purchased from third parties that use tin, tantalum, tungsten and/or gold. We do not source these conflict minerals directly. Due to the depth of our supply chain, we are far removed from the sources from which these conflict minerals are produced and the smelters or refiners that process them. Our efforts undertaken to identify the countries of origin of those conflict minerals reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of the conflict minerals is extremely limited at this time. We have taken steps to identify the applicable smelters or refiners of such conflict minerals in our supply chain; however, we believe that the smelters and refiners of the conflict minerals contained in the covered products are best situated to identify the sources of the conflict minerals.

II.	Reasonable Country of Origin Inquiry

We have conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals that may be contained in our products. This inquiry was reasonably designed and conducted in good faith to determine whether any of the conflict minerals originated in the covered countries and whether any of the conflict minerals may have been from recycled or scrap sources.

We group components and materials included in our products based on whether they might contain a conflict mineral. In this manner, we determined the scope of our covered products. We asked direct suppliers who provide us with materials and components for our covered products that might contain a conflict mineral to make a reasonable determination if raw materials, consumables or purchased components they provide to us contain conflict minerals. Where appropriate, we also asked direct suppliers to make similar inquiries among their direct suppliers to further inform their responses to our request. We asked these suppliers to complete a supply chain compliance questionnaire based on the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative (“RMI”) reflecting our position on the supply chain.

We received statements or responses from 5% of the direct suppliers who supply us with materials or components that we believe may contain conflict minerals, which represents greater than 90% of our supply chain spend during the applicable calendar year. We reviewed the statements and responses we received for completeness and consistency of answers and, as appropriate, asked certain suppliers to provide corrections and clarifications.

III.	Design and Performance of Due Diligence Measures

Our due diligence measures have been designed to conform in all material respects to the five-step framework in the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas (the “OECD Guidance”).

To address the first step of the OECD Guidance, we have established strong company management systems by adopting a policy relating to conflict minerals that incorporates the OECD Guidance. The policy is found on our website at the following url: www.digi.com/aboutus/environment/conflictminerals. This policy has also been communicated directly to our direct suppliers.

We have advanced the second step of the OECD Guidance related to identifying risks in our supply chain by analyzing the responses from our suppliers. Certain responses from our direct suppliers pursuant to the RCOI process described above contained names of smelters and refiners who processed conflict minerals contained in our products. We reviewed the locations of these smelters and refiners in light of the covered countries and compared them against the conflict-free compliant smelters and refiners list of the RMI.

The results of our due diligence were reviewed with members of our senior management team and summarized for our Board of Directors to enable us to design a strategy to respond to risks in our supply chain.

This Report is also publicly available on our website at the address identified above to meet the final step of the OECD Guidance to report annually on our supply chain due diligence.

IV.	Product Determination

Many of our hardware products contain materials or components that include one or more of the conflict minerals. Notwithstanding our efforts described above, we have been unable to determine, after exercising due diligence, whether all of the conflict minerals in our hardware products are DRC conflict-free. We are therefore not able to determine whether these products originated in the covered countries and whether all of the conflict minerals in our hardware products may have been from recycled or scrap sources. We received no information from our direct suppliers indicating that the tin, tantalum, tungsten or gold in our products originated in the covered countries, although we have been unable to confirm the sourcing status of these minerals for each of the smelters and refiners listed below in Schedule A.

V.	Product Description

Our suppliers also provided us with the names of approximately 240 smelters and refiners, along with the smelter or refiner facility location, that our direct suppliers have identified as processing the necessary conflict minerals in our hardware products. These smelters and refiners are listed on Schedule A. Of these smelters and refiners, 208 were identified as “conformant” and none were reported to be “active” in the process of conforming to the assessment protocols of the Responsible Minerals Assurance Process (“RMAP”) as of April 1, 2023. The remaining smelters or refiners were not defined as either conformant or active by the RMI as of the same date. While our suppliers identified smelters or refiners they have utilized in the production of components on company-wide basis, in many cases they were unable to confirm whether any particular smelter or refiner was actually used in the production of components provided to us.

VI.	Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of conflict minerals will likely increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. Accordingly, we will continue to encourage our direct suppliers to improve their own due diligence programs as well as encourage smelters and refiners in the supply chain to engage with or conform to the assessment protocols of the RMAP or another independent, third-party audit program. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our direct suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VII.	Independent Private Sector Audit

An independent private sector audit is not required for calendar year 2022.

Schedule A
to Conflict Minerals Report

Metal	Smelter or Refiner Name	Location of Smelter or Refiner Facility
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Agosi AG	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	JSC Novosibirsk Refinery	RUSSIA
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Uralelectromed	RUSSIA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Metal	Smelter or Refiner Name	Location of Smelter or Refiner Facility
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIA
Gold	PAMP S.A.	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	SAFINA A.S.	CZECHIA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	ITALY

Metal	Smelter or Refiner Name	Location of Smelter or Refiner Facility
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	SAAMP	FRANCE
Gold	L'Orfebre S.A.	ANDORRA
Gold	8853 S.p.A.	ITALY
Gold	Italpreziosi	ITALY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	Bangalore Refinery	INDIA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Safimet S.p.A	ITALY
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO

Metal	Smelter or Refiner Name	Location of Smelter or Refiner Facility
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Smelter Not Listed	INDONESIA
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL

Metal	Smelter or Refiner Name	Location of Smelter or Refiner Facility
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Serumpun	INDONESIA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	CRM Synergies	SPAIN
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Metal	Smelter or Refiner Name	Location of Smelter or Refiner Facility
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIA
Tungsten	Unecha Refractory metals plant	RUSSIA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Moliren Ltd.	RUSSIA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL